UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2009

Varian, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25393

(Commission File Number)

77-0501995

(IRS Employer Identification No.)

3120 Hansen Way, Palo Alto, California	94304-1030
(Address of principal executive offices)	(Zip Code)

(650) 213-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended.

On January 16, 2009, Varian, Inc., a Delaware corporation, issued a press release announcing certain preliminary financial results for its first fiscal quarter ended January 2, 2009. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On January 14, 2009, the management of Varian, Inc. committed to a plan to reduce its cost structure, primarily through headcount reductions (the “Plan”), due to continuing uncertainty in the global economic environment.

The Plan primarily involves the elimination of approximately 240 regular employee and 80 temporary positions in both the Scientific Instruments and Vacuum Technologies segments. The geographic distribution of these positions is as follows (numbers are approximate):

	Regular positions	Temporary positions	Total positions
North America	120	20	140
Europe	90	40	130
Asia Pacific	20	20	40
Latin America	10	—	10

Totals	240	80	320

In addition, the Plan includes the closure of 1 small R&D/manufacturing facility in North America (Lake Forest, California) and 2 sales offices in Europe (Sweden and Switzerland).

Restructuring and other related costs expected to be incurred in connection with the actions described above are currently estimated to be between $8.5 million and $10.5 million, of which between $8.0 million and $9.5 million is expected to impact the Scientific Instruments segment and between $0.5 million and $1.0 million is expected to impact the Vacuum Technologies segment. These costs will be recorded and included in cost of sales, selling, general and administrative expenses and research and development expenses. Total costs expected to be incurred under the Plan are comprised of the following:

•	One-time termination benefits for employees whose positions are being eliminated of between $7.5 million and $9.0 million,

•	Employee retention and relocation costs of between $0.3 million and $1.0 million, and

•	Lease termination costs (including future lease payments on vacated facilities) and other costs relating to closing or relocating facilities of between $0.2 million and $0.5 million.

Most of these costs are expected to be recorded and settled during fiscal year 2009, although certain one-time termination benefits are expected to be settled in fiscal year 2010. Non-cash costs are not expected to be material under the Plan.

Upon its completion, the Plan is expected to result in a reduction in annual operating expenses of between $20 million and $24 million. These estimated cost savings are expected to be substantially realized by the beginning of the third quarter of fiscal year 2009, with the remainder expected to be realized by the end of that fiscal year.

On January 16, 2009, Varian, Inc., a Delaware corporation, issued a press release announcing this cost reduction plan. A copy of the press release is attached hereto as Exhibit 99.2.

Caution Regarding Forward-Looking Statements

This Item 2.05 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: the actual costs, timing and benefits of the restructuring and other cost reduction activities described above; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We undertake no special obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Exhibit Title or Description

99.1	Press Release issued January 16, 2009, announcing certain preliminary financial results for the fiscal quarter ended January 2, 2009.

99.2	Press Release issued January 16, 2009, announcing cost reduction plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN, INC. (Registrant)

By	/s/ G. Edward McClammy
G. Edward McClammy Senior Vice President and Chief Financial Officer

Date: January 16, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press Release issued January 16, 2009, announcing certain preliminary financial results for the fiscal quarter ended January 2, 2009.

99.2	Press Release issued January 16, 2009, announcing cost reduction plan.